Exhibit 99.1

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Drew Prairie

AMD Communications

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Investor Contact:

Mitch Haws

AMD Investor Relations

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AMD to Significantly Expand Data Center AI Systems Capabilities with Acquisition of Hyperscale Solutions Provider ZT Systems

— Strategic acquisition to provide AMD with industry-leading systems expertise to accelerate deployment of optimized rack-scale solutions addressing $400 billion data center AI accelerator opportunity in 2027 —

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ZT Systems, a leading provider of AI and general purpose compute infrastructure for the world’s largest hyperscale providers, brings extensive AI systems expertise that complements AMD silicon and software capabilities

•	Addition of world-class design and customer enablement teams to accelerate deployment of AMD AI rack scale systems with cloud and enterprise customers

•	AMD to seek strategic partner to acquire ZT Systems’ industry-leading manufacturing business

•	Transaction expected to be accretive on a non-GAAP basis by the end of 2025

SANTA CLARA, Calif. — August 19, 2024 — AMD (NASDAQ: AMD) today announced the signing of a definitive agreement to acquire ZT Systems, a leading provider of AI infrastructure for the world’s largest hyperscale computing companies. The strategic transaction marks the next major step in AMD’s AI strategy to deliver leadership AI training and inferencing solutions based on innovating across silicon, software and systems. ZT Systems’ extensive experience designing and optimizing cloud computing solutions will also help cloud and enterprise customers significantly accelerate the deployment of AMD-powered AI infrastructure at scale.

AMD has agreed to acquire ZT Systems in a cash and stock transaction valued at $4.9 billion, inclusive of a contingent payment of up to $400 million based on certain post-closing milestones. AMD expects the transaction to be accretive on a non-GAAP basis by the end of 2025.

“Our acquisition of ZT Systems is the next major step in our long-term AI strategy to deliver leadership training and inferencing solutions that can be rapidly deployed at scale across cloud and enterprise customers,” said AMD Chair and CEO Dr. Lisa Su. “ZT adds world-class systems design and rack-scale solutions expertise that will significantly strengthen our data center AI systems and customer enablement capabilities. This acquisition also builds on the investments we have made to accelerate our AI hardware and software roadmaps. Combining our high-performance Instinct AI accelerator, EPYC CPU, and networking product portfolios with ZT Systems’ industry-leading data center systems expertise will enable AMD to deliver end-to-end data center AI infrastructure at scale with our ecosystem of OEM and ODM partners.”

Headquartered in Secaucus, New Jersey, ZT Systems has more than 15 years of experience designing and deploying data center AI compute and storage infrastructure at scale for the largest global cloud companies. ZT Systems’ design, integration, manufacturing and deployment capabilities have made them one of the leading providers of AI training and inference infrastructure.

“We are excited to join AMD and together play an even larger role designing the AI infrastructure that is defining the future of computing,” said Frank Zhang, CEO of ZT Systems. “For almost 30 years we have evolved our business to become a leading provider of critical computing and storage infrastructure for the world’s largest cloud companies. AMD shares our vision for the important role our technology and our people play designing and building the computing infrastructure powering the largest data centers in the world.”

Following transaction close, ZT Systems will join the AMD Data Center Solutions Business Group. ZT CEO Frank Zhang will lead the manufacturing business and ZT President Doug Huang will lead the design and customer enablement teams, both reporting to AMD Executive Vice President and General Manager Forrest Norrod. AMD will seek a strategic partner to acquire ZT Systems’ industry-leading U.S.-based data center infrastructure manufacturing business.

The acquisition of ZT Systems marks the latest in a series of investments by AMD to significantly strengthen the company’s AI capabilities. In the last 12 months, in addition to increasing organic R&D activities, AMD has invested more than $1 billion to expand the AMD AI ecosystem and strengthen the company’s AI software capabilities.

Additional Transaction Details

The transaction has been unanimously approved by the AMD Board of Directors. The acquisition is currently expected to close in the first half of 2025, subject to certain regulatory approvals and other customary closing conditions.

Conference Call and Webcast Details

AMD will hold a conference call for the financial community at 8:30 am EDT today to discuss the transaction. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at ir.amd.com. The webcast will be available for 12 months after the conference call.

Advisors

Citi is acting as exclusive financial advisor to AMD and Latham & Watkins LLP is serving as its legal advisor. Goldman Sachs & Co. LLC is acting as exclusive financial advisor to ZT Systems and Paul, Weiss, LLP is serving as its legal advisor.

About AMD

For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, LinkedIn and X pages.

About ZT Systems

ZT Systems is a leading supplier of hyperscale server solutions for cloud computing and artificial intelligence. With over 29 years of experience, ZT Systems is headquartered in Secaucus, NJ. Global manufacturing spanning the US, EMEA and APAC helps ZT Systems deliver on our mission of empowering our digital world with the most advanced technology infrastructure for cloud and AI. Learn more at ztsystems.com.

Cautionary Statement

The statements in this press release include forward-looking statements concerning Advanced Micro Devices, Inc. (AMD), ZT Systems, the proposed transaction described herein and other matters. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. The forward-looking statements in this press release relate to, among other things, data center AI accelerator opportunity, obtaining applicable regulatory approvals, satisfying other closing conditions to the transaction, the expected timing of the transaction, and the integration of the businesses, sale of ZT Systems’ manufacturing business, and the expected benefits, accretion, synergies and growth to result therefrom. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. These risks include, among other things: failure to obtain applicable regulatory approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing; negative effects of the announcement of the transaction; risks that the businesses will not be integrated successfully, the ability of AMD to sell ZT Systems’ manufacturing business on a timely basis or at all, or that AMD will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration and sale of ZT Systems’ manufacturing business; significant transaction, integration and separation costs, or difficulties and/or unknown or inestimable liabilities in connection with the transaction or sale of ZT Systems’ manufacturing business; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; the potential impact of the announcement or consummation of the transaction or sale of ZT Systems’ manufacturing business on AMD’s, ZT Systems’ or the combined company’s relationships with suppliers, customers, employees and regulators; and demand for AMD’s, ZT Systems’, or the combined company’s products. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in AMD’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. AMD does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

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